LEGAL_US_E # 74548567.10
                                FUNDING AGREEMENT



                                      among



                       KRONOS ADVANCED TECHNOLOGIES, INC.,



                             AIRWORKS FUNDING LLLP,


                       SANDS BROTHERS VENTURE CAPITAL LLC,


                     SANDS BROTHERS VENTURE CAPITAL II LLC,


                     SANDS BROTHERS VENTURE CAPITAL III LLC,


                     SANDS BROTHERS VENTURE CAPITAL IV LLC,


                       CRITICAL CAPITAL GROWTH FUND, L.P.,


                                       and


                               RS PROPERTIES I LLC





                               DATED JUNE 19, 2007

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                                FUNDING AGREEMENT

         THIS FUNDING AGREEMENT (this "Agreement") is made as of June 19, 2007 by and among Kronos Advanced Technologies, Inc., a Nevada corporation ("Borrower"), AirWorks Funding LLLP, a Georgia limited liability limited partnership ("AirWorks"), Sands Brothers Venture Capital LLC, a New York limited liability company ("Sands I"), Sands Brothers Venture Capital II LLC, a New York limited liability company ("Sands II"), Sands Brothers Venture Capital III LLC, a New York limited liability company ("Sands III"), Sands Brothers Venture Capital IV LLC, a New York limited liability company ("Sands IV"), Critical Capital Growth Fund, L.P., a Delaware limited partnership and a debenture licensed U.S. Small Business Investment Company ("CCGF") and RS Properties I LLC, a Delaware limited liability company ("RS Properties") (AirWorks, Sands I, Sands II, Sands III, Sands IV, CCGF and RS Properties are individually referred to herein as, a "Lender" and collectively as, the "Lenders").

                                    RECITALS:

     A. Borrower has authorized the issuance of (i) a secured convertible promissory note in the principal amount of $859,000 to Sands I, Sands II, Sands III, Sands IV and CCGF (the "Sands Entity Note"), (ii) a secured convertible promissory note in the principal amount of up to $6,480,000 to RS Properties (the "RS Properties Note"), and (iii) a secured convertible promissory note in the principal amount of up to $10,820,000 to AirWorks (the "AirWorks Note") (each of the Sands Entity Note, the RS Properties Note and the AirWorks Note are referred to herein individually as, a "Note" and collectively as, the "Notes") evidencing loans in the aggregate principal amount of up to $18,159,000 made available by Lenders to Borrower, convertible into shares of Borrower's Common Stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares") at a conversion price per share of $0.0028, as adjusted in accordance with the terms hereof and of the Notes.

     B. Lenders desire to loan up to $18,159,000 in the aggregate to Borrower, and Borrower desires to borrow up to $18,159,000 in the aggregate from Lenders, pursuant to the terms and conditions set forth in the Transaction Documents.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 Certain Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them below.

     "Act" means the Securities Act of 1933, as amended.


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         "Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Benefit Plan" means with respect to Borrower each written or oral plan, fund, program, Contract or scheme, in each case, that is currently or in the past was, sponsored or maintained or required to be sponsored or maintained by Borrower or to which Borrower makes or has in the past made, or has or has had in the past an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, officers, contingent workers or leased employees of Borrower or the dependents of any of them, including each written or oral deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or Contract; and each health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal program, agreement or arrangement.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq.

         "Closing" means the First Closing and any Subsequent Closing.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "Contract" means any agreement, lease (including all real and personal property leases), policy, plan, instrument, contract, note, power of attorney, insurance policy covenant, guaranty, arrangement, escrow account, commitment or other instrument.

         "Environmental Claim" means any and all actions, suits, demands, demand letters, claims, Liens, notices of potential responsibility, noncompliance or violation, investigations or proceedings brought by any Person relating in any way to any Environmental Law or any environmental permit, including, without limitation (a) for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in relation to the presence of Hazardous Substances.

         "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, drinking supply water, land or soil, surface or subsurface strata or medium, or any other environmental medium), including all Laws which are administered, interpreted, or enforced by the United States Environmental Protection Agency or state or local agencies with jurisdiction over and including common law in respect of, pollution or protection of human health or the environment, including CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.



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

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person (whether incorporated or unincorporated), that together with Borrower, would be deemed a "single employer" within the meaning of Section 414 of the Code.

         "ERISA Affiliate Plan" means each Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

         "Exchange Act" means the Securities Exchange Act of 1934, together with the rules and regulations thereunder.

         "GAAP" shall mean accounting principles generally accepted in the United States of America.

         "Governmental Entity" means any federal, state or local or foreign government or any court, administrative or arbitrative agency or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Substances" means (a) any substance or material identified in CERCLA; (b) any substance or material that may be toxic, a pollutant or a contaminant under any applicable Law, including but not limited to petroleum products; (c) asbestos, radon, urea formaldehyde, poly-chlorinated biphenyls, lead or electromagnetic waves; (d) mold, mildew or other fungal growth; and (e) any other waste, pollutant, hazardous substance, toxic, flammable, explosive, reactive, corrosive, infectious, radioactive, carcinogenic or mutagenic substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the generation, use, handling, storage, treatment, transport or disposal of which is any way governed by or subject to any Laws.

         "Intellectual Property" means all United States and non-United States
(a) patents and patent applications, whether or not patents are issued on such patent applications and whether or not such patents or applications are modified, withdrawn or resubmitted, (b) registered and unregistered trade names, trade dress, trademarks, service marks and service names (and all applications for registration of the same) and all goodwill associated therewith, (c) designs and design rights, whether or not such designs or design rights are the subject of any patents or patent or other applications for registration, (d) copyrights and copyright registrations (and all applications for registration of the same) and works of authorship (whether or not copyrighted or copyrightable), (e) trade secrets, know-how, formulae, patterns, compilations, devices, methods, techniques or processes, and confidential or proprietary information, (f) inventions, processes and designs (whether or not patentable or reduced to practice), (g) any Software, (h) domain names or uniform resource locators used in connection with any global computer or electronic network (including, without limitation, the Internet and the World Wide Web), together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, all applications, registrations and renewals in connection therewith, and all source code, object code, data and documentation relating thereto, and (i) all other intellectual property rights and assets.



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

         "Laws" means all laws, codes, statutes, ordinances, orders, judgments, decrees, administrative or judicial promulgations, injunctions, determinations, approvals, rules, regulations, permits, certificates, licenses and authorizations of all Governmental Entities with jurisdiction over Borrower or its assets or business.

         "Leased Real Property" means all parcels of real property used or held for use in connection with Borrower's business and leased by Borrower (together with all fixtures and improvements thereon).

         "Licenses" means all notifications, licenses, permits (including environmental, construction and operation permits), franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Entity.

         "Liens" means all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

         "Loan" means collectively the loans made available by Lenders to Borrower, evidenced by the Notes, in the aggregate principal amount of up to Eighteen Million One Hundred Fifty-Nine Thousand Dollars ($18,159,000).

         "Material Adverse Effect" means, when taken together with all other states of fact, changes, events, effects, developments or occurrences, any material adverse effect on the condition (financial or otherwise), prospects, operations, properties, business or assets of Borrower.

         "Maturity Date" means June 19, 2010

         "NCL" means the Nevada Corporation Law, as amended.

          "Option Plan" means Borrower's 2007 Incentive Stock Option Plan, as amended.

         "Permitted Liens" means (a) Liens for taxes not yet due and payable,
(b) statutory Liens of landlords and (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent.

         "Person" means an individual, sole proprietorship, partnership, corporation, association, institution, joint stock company, limited liability company, trust, joint venture, unincorporated organization, or Governmental Entity or any other legal entity.

         "SBA" means the U.S. Small Business Administration.

         "SEC" shall mean the Securities and Exchange Commission, or any successor organization.



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

         "Securities Act" means the Securities Act of 1933, together with the rules and regulations thereunder.

         "Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting and content contained on any owned or operated Internet site(s), and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Subsequent Closing" means the closing of any Subsequent Tranche.

         "Subsequent Closing Date" means the date on which any Subsequent Closing occurs.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes imposed on the income, properties or operations of Borrower, together with any interest, additions, or penalties with respect thereto and with respect to any information reporting requirements imposed by the Code or any similar provision of foreign, state or local law, together with any interest in respect of such additions or penalties.

         "Tax Returns" means all reports and returns with respect to Taxes that are required to be filed with any taxing authority or retained by or with respect to Borrower, including without limitation consolidated federal income tax returns of Borrower that are includible therein.

         "Transaction Documents" means, collectively, this Agreement, the Notes, the Security Agreement, the Registration Rights Agreement and all other documents or instruments executed in connection with the transactions contemplated by this Agreement.

     1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires. The definitions of such terms are set forth in the sections listed below.

         Term                                                   Section

         Agreement.............................................Preamble
         AirWorks Note.........................................Recitals
         Borrower..............................................Preamble
         Borrower Counsel Opinion................................6.2(b)
         Borrower Financial Statements..............................3.7
         Borrower Officer's Certificate..........................6.2(d)
         Borrower Reports...........................................3.6
         CCGF..................................................Preamble
         Closing Date(s) ...........................................3.3
         Common Stock..........................................Recitals
         Conversion Shares.....................................Recitals
         Fairness Opinion........................................6.2(f)
         First Closing..............................................2.3
         First Closing Date.........................................2.3
         First Tranche...........................................2.1(a)
         Lender(s).............................................Preamble
         Lender Officer's Certificate............................6.3(a)
         Letter Agreements..................................2.4(a)(iii)
         Litigation.............................................3.15(a)
         Material Contracts.....................................3.12(a)


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

         Nevada Opinion..........................................6.2(c)
         Note(s)...............................................Recitals
         Registration Rights Agreement.......................2.4(a)(iv)
         RS Properties Note....................................Recitals
         Sands I...............................................Preamble
         Sands II..............................................Preamble
         Sands III.............................................Preamble
         Sands IV..............................................Preamble
         Sands Entity Note.....................................Recitals
         SBIA...................................................3.30(a)
         Security Agreement...................................2.4(a)(v)
         Subsequent Tranche(s)...................................2.1(b)
         Voting Agreement....................................2.4(a)(ii)
         Work-for-Hire Agreement................................3.16(d)

                                   ARTICLE II

                    AUTHORIZATION; PURCHASE AND SALE; CLOSING

     2.1 Term Loan. Lenders agree, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, to make the Loan as follows:

(a) The first installment of the Loan, totaling Four Million Two Hundred Fifty-Nine Thousand Dollars ($4,259,000) (the "First Tranche"), shall be advanced by Lenders on the First Closing Date and each Lender shall advance on the First Closing Date the following amounts: Sands I, Sands II, Sands III, Sands IV and CCGF shall collectively advance Eight Hundred Fifty-Nine Thousand Dollars ($859,000), RS Properties shall advance Nine Hundred Twenty Thousand Dollars ($920,000) and AirWorks shall advance Two Million Four Hundred Eighty Thousand Dollars ($2,480,000).

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

(b) Any other installments of the Loan, totaling in the aggregate up to Thirteen Million Nine Hundred Thousand Dollars ($13,900,000.00) (each, a "Subsequent Tranche" and collectively, the "Subsequent Tranches"), may be advanced by AirWorks up to Eight Million Three Hundred Forty Thousand Dollars ($8,340,000) and by RS Properties up to Five Million Five Hundred Sixty Thousand Dollars ($5,560,000), in whole or in part, at any time prior to the Maturity Date in the sole discretion of AirWorks and RS Properties, respectively, even if not requested by Borrower, and if so advanced, Borrower shall be obligated to accept such amount. Each of AirWorks and RS Properties shall maintain a record of all advances of the Loan made to Borrower by it, and such record shall be conclusive evidence of the advances of the Loan made to Borrower.

2.2      Notes.  The Loan shall be evidenced by the Notes.

2.3 Closing. The closing of the First Tranche of the Loan (the "First Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308, simultaneously with the execution hereof (the "First Closing Date").

2.4      First Closing Deliveries.

               (a)  At the First Closing, Borrower shall deliver to Lenders:

               (i) the Sands Entity Note, the RS Properties Note and the AirWorks Note, each duly executed by Borrower;

               (ii) the Voting Agreement, in substantially the form attached hereto as Exhibit A, duly executed by each of Daniel Dwight, James McDermott, Milton Segal, Richard Tusing, Igor Krichtafovitch, William Poster, Richard Sun and Frederic Gumbinner (the "Voting Agreement");

               (iii) the Letter Agreements, in substantially the form attached hereto as Exhibit B, duly executed by each of Eagle Rock Group LLC, The Wall Street Group, Daniel Dwight, Richard Tusing, Igor Krichtafovitch, Karl Winkler, Vladimir Gorobets, Jacob Oharah, Sergey Karpov, Vladimir Bibikov, Terence Tam, Maciej Ziomkowski, Vladislov Korlov, James McDermott, Milton Segal, William Poster, J. Alexander Chriss, Richard Sun and Frederic Gumbinner (collectively, the "Letter Agreements")

               (iv) the Registration Rights Agreement, in the form attached hereto as Exhibit C, duly executed by Borrower (the "Registration Rights Agreement");



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

               (v) the Security Agreement, in the form attached hereto as Exhibit D, duly executed by Borrower (the "Security Agreement");

               (vi) the Patent Security Agreement, in the form attached hereto as Exhibit E, duly executed by Borrower (the "Patent Security Agreement");

               (vii) Borrower Counsel Opinion and Nevada Opinion;

               (viii) the Fairness Opinion;

               (ix) Borrower Officer's Certificate;

               (x) a certificate by the Secretary of Borrower, dated as of the First Closing Date, as to (A) the good standing of Borrower in its jurisdiction of incorporation, (B) no amendments to Borrower's charter documents between the date hereof and the First Closing Date that would adversely affect Borrower's obligations under this Agreement were approved by the Board of Directors or shareholders or filed with the Secretary of State of the State of Nevada, (C) the effectiveness of resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement by Borrower passed in connection with this Agreement and the transactions contemplated hereby, and (D) the incumbency of such officer of Borrower executing this Agreement or any other document on behalf of Borrower;

               (xi) confidentiality agreements, in such form as is acceptable to
                    Lenders in their reasonable discretion, from each employee of Borrower;

               (xii) such other documents as may be required under this
                    Agreement or as a Lender or its counsel may reasonably request.

          (b) At the First Closing, each of the Lenders, severally and not jointly, shall deliver to Borrower:

               (i) such Lender's portion of the aggregate amount of the First Tranche by wire transfer of immediately available funds, subject to Section 5.12;

               (ii) the Registration Rights Agreement;

               (iii) the Security Agreement;

               (iv) the Patent Security Agreement;



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

               (v) Lender Officer's Certificate executed by an officer of such Lender, dated as of the First Closing Date; and

               (vi) such other documents as may be required by this Agreement.

2.5      Subsequent Closing Deliveries.

     (a) At each Subsequent Closing, Borrower shall deliver to AirWorks, RS Properties or their respective designees:

               (i) Borrower Officer's Certificate, dated as of such Subsequent Closing Date;

               (ii) a certificate by the Secretary of Borrower, dated as of the
                    Second Closing Date, as to (A) the good standing of Borrower in its jurisdiction of incorporation, (B) no amendments to Borrower's charter documents between the date hereof and such Subsequent Closing Date that would adversely affect Borrower's obligations under this Agreement were approved by the Board of Directors or shareholders or filed with the Secretary of State of the State of Nevada, (C) the effectiveness of resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement by Borrower passed in connection with this Agreement and the transactions contemplated hereby, (D) the incumbency of such officer of Borrower executing this Agreement or any other document on behalf of Borrower, (E) no defaults have occurred or are occurring with respect to the Notes and (F) setting forth all adjustments to the Conversion Price (as defined in the Notes) required to be made by Borrower pursuant to the terms of the Notes since the preceding Closing Date; and

               (iii) such other documents as may be required under this
                    Agreement, the AirWorks Note, the RS Properties Note or as AirWorks or RS Properties or their respective designees or counsel may reasonably request.



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

          (b) At each Subsequent Closing, AirWorks, RS Properties or their respective designees, severally and not jointly, shall deliver to Borrower:

               (i) the amount of the Subsequent Tranche to be delivered at such Subsequent Closing, as determined in the sole discretion of AirWorks and RS Properties;

               (ii) a Lender Officer's Certificate executed by an officer of
                    AirWorks, RS Properties or their respective designees, as the case may be, dated as of such Subsequent Closing Date; and

               (iii) such other documents as may be required by this Agreement or the Notes.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF BORROWER

         Borrower hereby represents and warrants to each of the Lenders as of the First Closing Date and to AirWorks or RS Properties, as the case may be, as of each Subsequent Closing Date as follows:

3.1 Organization; Power; Standing. Borrower is a corporation duly organized, validly existing in good standing under the laws of the State of Nevada, with its principal executive offices located in Belmont, Massachusetts. Borrower has full corporate power and authority to own or lease all of its properties and assets, and to carry on its business as it is now being conducted. Borrower is duly qualified to do business and is in good standing in the jurisdictions described on Schedule 3.1, except where failure to qualify would not have, or would not reasonably be expected to have, a Material Adverse Effect on Borrower, which constitute all the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification. Except as set forth on
Schedule 3.1, Borrower does not have any subsidiaries, does not exercise voting control, directly or indirectly, over any other corporation or business entity, does not own or control any material portion of the shares of stock, partnership interests, membership interests or other securities of any corporation or other business entity, and does not have any investment in any other Person.

3.2      Capitalization.

(a) As of the date hereof, the capital stock of Borrower consists of 500,000,000 authorized shares of Common Stock, of which 242,342,803 shares are issued and outstanding. All of the outstanding shares of capital stock of Borrower have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive or similar rights. Schedule 3.2(a) hereto sets forth the number of shares of capital stock held by each of Daniel Dwight, James McDermott, Milton Segal, Richard Tusing, Igor Krichtafovitch, and William Poster.

(b) Schedule 3.2(b) hereto sets forth a complete list of all holders of options, warrants and other similar rights to acquire capital stock of Borrower as of the date of this Agreement, indicating the number of shares of capital stock underlying such options, warrants or similar rights, vesting schedule, exercise price and expiration date, if applicable, for each such option, warrant or similar right. Except for (i) the rights created under this Agreement, (ii) the options issued and reserved for issuance under the Option Plan, and (iii) all other options, warrants and other similar rights set forth on Schedule 3.2(b), there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from Borrower of any shares of its capital stock.

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

3.3 Authority; Due Execution. Borrower has the right, power and capacity to execute and deliver this Agreement and the other agreements entered into in connection with this Agreement and to perform its obligations under this Agreement and the other agreements entered into in connection with this Agreement to which it is a party to and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements entered into in connection with this Agreement by Borrower and the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized and approved by Borrower's board of directors and no further consent or authorization is required by the Borrower, its board of directors or its shareholders. This Agreement has been, and the other agreements entered into in connection with this Agreement will be as of the First Closing Date and each Subsequent Closing Date (each individually, a "Closing Date" and collectively, the "Closing Dates"), duly executed and delivered by Borrower and do or will, as the case may be, constitute the valid and binding agreement of Borrower, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

3.4 Validity of the Notes and the Conversion Shares. The issuance of the Notes and the Conversion Shares upon conversion of the Notes are not and will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived, and the Notes when issued, sold and delivered in accordance with the terms of this Agreement and the Conversion Shares when issued upon conversion of the Notes will be validly issued, fully paid and nonassessable and will be free of any Liens, other than Liens arising as a result of actions taken by Lenders in their capacity independent of Borrower; provided, however, that the Notes and the Conversion Shares will be subject to applicable restrictions on transfer under state and federal securities laws.

3.5 Non-Contravention. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by Borrower nor the consummation of the transactions contemplated hereby (including, without limitation, the conversion of any Note to Common Stock) does or would, after the giving of notice or the lapse of time or both, (a) conflict with, result in a breach of, constitute a default under, or violate the Certificate of Incorporation or the bylaws of Borrower, (b) conflict with, result in a breach of, constitute a default under, or violate any Law applicable to Borrower, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, modify, cancel or refuse to perform under, or require any notice under any, Contract, commitment, License or other arrangement, including any express or implied warranty, to which Borrower is a party or by which it is bound or to which any of its assets is subject, or
(d) result in the creation of, or give any party other than the Lenders the right to create, any Lien, other than Permitted Liens, or other rights upon any right, property or asset of Borrower.


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

3.6 Borrower Reports. Except as set forth on Schedule 3.6, Borrower has timely filed (after giving effect to any extensions timely filed for) all material reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 2004, with the SEC (all such reports being collectively referred to herein as the "Borrower Reports"). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to Borrower Reports filed before the date of this Agreement), each of Borrower Reports and the contents thereof complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the SEC (including Regulation FD), and, as of the respective date any such Borrower Report was filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower has filed all contracts, agreements and other documents or instruments required to be filed as exhibits to Borrower Reports. Borrower has furnished or made available to Lenders true and complete copies of any comments, notices or other correspondence it has received from the staff of the SEC.

3.7 Borrower Financial Statements. The balance sheets of Borrower contained in Borrower Reports, and the related statements of earnings, stockholders' equity and cash flows contained in Borrower Reports (including all notes and schedules related thereto) (such financial statements, notes and any schedules thereto, being referred to herein as the "Borrower Financial Statements"), present fairly, in all material respects, the financial position and the results of operations and cash flows of Borrower as of the dates, or for the periods, presented therein in conformity with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein, including all requirements of applicable Law (including applicable provisions of the Sarbanes-Oxley Act of 2002 and all regulations of the SEC with respect thereto).

3.8 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.8, as of the date hereof, Borrower does not have any liability or financial obligation, whether accrued, absolute, contingent or otherwise, that was not fully reflected or reserved against in the Borrower Financial Statements, or disclosed in the accompanying notes thereto, except for liabilities incurred in the ordinary course of business since December 31, 2006.

3.9 Minute Books and Organizational Documents. Borrower has furnished or made available to Lenders true and complete copies of its Certificate of Incorporation and bylaws, each as amended to date. Such organizational documents are in full force and effect, and Borrower is not in violation of any provision of its Certificate of Incorporation or bylaws. The minute books of Borrower contain records that are accurate in all material respects of all meetings and other corporate actions of its stockholders and board of directors (including committees of the board of directors) through the date hereof and the signatures contained therein are the true signatures of the Persons whose signatures they purport to be.

3.10 Absence of Certain Changes. Since December 31, 2006, except as set forth in Borrower's annual report on Form 10-KSB dated June 30, 2006 and quarterly reports on Form 10-QSB as filed with the SEC for the quarters ended December 31, 2006 and March 31, 2007, the business of Borrower has been conducted in the ordinary and usual course, consistent with past practice and there has not been:
(a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on Borrower; or (b) any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in Article V of this Agreement, had such event, occurrence, development or state of circumstances or facts occurred after the date hereof.

3.11     Properties; Securities.

(a) Except as set forth on Schedule 3.11 and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, Borrower has good and marketable title, free and clear of all Liens, other than Permitted Liens, to all of the properties and assets, tangible and intangible, reflected in the Borrower Financial Statements as being owned by Borrower as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Borrower.

(b) All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by Borrower are held under valid leases or subleases enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(c) Borrower has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with commercially reasonable business practices to secure obligations of Borrower. Such securities are valued on the books of Borrower in accordance with GAAP.

3.12     Material Contracts.

     (a) Schedule 3.12(a) hereto sets forth a complete list of all of the following agreements, commitments, arrangements, understandings or instruments (whether written or oral) to which Borrower is a party, other than those which are contemplated by this Agreement (collectively, the "Material Contracts"), true, correct and complete copies of which have been provided or made available to Lender:

               (i) Contracts providing for annual payments in excess of Twenty-Five Thousand Dollars ($25,000) or aggregate payments in excess of Fifty Thousand Dollars ($50,000);

               (ii) leases or subleases of real property;

               (iii) partnership, joint venture or similar Contracts, or any rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such person;

               (iv) executory Contracts relating to the acquisition or
                    disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (v) outstanding indentures, mortgages, promissory notes, loan agreements, guarantees or other Contracts or commitments for the borrowing of money by Borrower (in any case, whether incurred, assumed, guaranteed or secured by any asset);

               (vi) licenses, franchises or similar Contracts material to
                    Borrower, or any agreement relating to any trade name or Intellectual Property that is material to Borrower;

               (vii) exclusive dealing arrangements or other Contracts or arrangements containing covenants which limit the ability of Borrower to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, Borrower may carry on its business (other than as may be required by law or any applicable Governmental Entity);

               (viii) Contracts between any Affiliate of Borrower, on the one hand, and Borrower, on the other hand;

               (ix) Contracts, which will survive any Closing, with any
                    director, officer or employee of Borrower, other than those agreements being executed and delivered in connection with this Agreement;

               (x)  collective bargaining agreements;

               (xi) Contracts which will survive any Closing for the employment or other engagement of any individual on a full time, part time, consulting or other basis;

               (xii) Contracts under which Borrower has advanced or loaned any amount to any of the directors, officers, employees or independent contractors of Borrower; and

               (xiii) any other Contract that is material to Borrower.

          (b) Except as set forth on Schedule 3.12(b) hereto, and in the case of subparagraphs (ii), (iii) and (iv), in the Borrower Reports:

               (i) each of the Material Contracts is valid, binding and enforceable and in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and subject to the rights of other parties thereto to terminate, will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following consummation of the transactions contemplated hereby;

               (ii) Borrower is not in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration by any other party under any Material Contract and no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration by Borrower under any Material Contract;

               (iii) Borrower has not and no other party has, repudiated any provision of any Material Contract; and

               (iv) Borrower has not received any written notice that the other party to any Material Contract intends to exercise any termination rights with respect to any Material Contract.

3.13 No Consents. Except as otherwise set forth on Schedule 3.13, no permit, consent, approval, novation, authorization or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and consummation of this Agreement by Borrower and the actions of Borrower contemplated hereby, or to permit Borrower to continue to conduct its business as currently conducted in all material respects following the consummation of the transactions contemplated hereby other than as a result of any facts or circumstances relating solely to Lender.

3.14 Related Party Transactions. Schedule 3.14 sets forth all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Borrower is a party with any director, executive officer or 5% or greater stockholder of Borrower (or holder of securities that would represent 5% or more of the shares of Borrower on an as-converted basis, including, without limitation, Cornell Capital Partners, LP and Homedics, Inc.), or any Affiliate of Borrower. All such transactions, investments and loans are on terms no less favorable to Borrower than could be obtained from unrelated parties.

3.15 Litigation; Regulatory Action. Except as set forth on Schedule 3.15 hereto:

(a) no litigation, proceeding (administrative or otherwise) or controversy ("Litigation") before any court, arbitrator, mediator or Governmental Entity is pending against Borrower, any director or officer of Borrower, or, to Borrower's knowledge, any employee of Borrower, which relates to Borrower's activities, business or assets, and, to Borrower's knowledge, no such Litigation has been threatened; and

(b) Borrower is not party or subject to, and none of the properties or assets of Borrower is subject to, any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity, and Borrower has not been advised in writing by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

3.16     Intellectual Property.

(a) Schedule 3.16(a) sets forth a complete list of all Intellectual Property which is owned or used by Borrower, all of which, to Borrower's knowledge, is valid and is enforceable and in full force and effect. Borrower owns, or has the valid and exclusive right to use and to transfer, in each case free and clear of all Liens, other than licenses granted by Borrower which are listed on Schedule 3.16(a), all Intellectual Property used in its business as it currently is conducted or held for use in such business. Except as set forth on Schedule 3.16(a), the validity and enforceability of such Intellectual Property or Borrower's title thereto (i) have not been questioned in any prior Litigation,
(ii) are not being questioned in any pending Litigation, and (iii) are not the subject of any threatened or proposed Litigation. Except as set forth on
Schedule 3.16(a), Borrower is not aware of any information that would, or that another Person has asserted that would, cause any of the Intellectual Property identified on Schedule 3.16(a) to be invalid or unenforceable. The consummation of the transactions contemplated hereby (including, without limitation, the conversion of the Note to Common Stock) will not result in any loss or impairment of or to any such Intellectual Property of Borrower.

(b) Borrower is not party to, whether as licensor or licensee, and is not bound by or subject to, any license agreement for any Intellectual Property or process, except as described on Schedule 3.16(b). With respect to all licenses identified on Schedule 3.16(b) under which Borrower is the licensor, no claim, request or demand for indemnity for infringement has been made by any licensee. Except as set forth on Schedule 3.16(b), Borrower is not aware of any breach or anticipated breach of any license identified on Schedule 3.16(b), nor has it received notice of termination of any such license. Borrower has provided to Lender true, correct and complete copies of each license agreement listed on
Schedule 3.16(b).

(c) All maintenance fees, annuities, affidavits and renewals due from Borrower or required to be paid by Borrower through the date of this Agreement with respect to the Intellectual Property identified on Schedule 3.16(a) have been paid or filed.

(d) Schedule 3.16(d) sets forth a list of each of Borrower's officers, directors, employees, consultants and independent contractors who are contractually obligated to disclose and assign all rights with respect to their work for Borrower to Borrower, and to cooperate with Borrower in obtaining and perfecting ownership of patents, copyrights and other statutory or related rights with respect to such work (any such contract being referred to herein as a "Work-for-Hire Agreement"). Borrower has provided true, correct and complete copies of any such agreement to Lender. Schedule 3.16(d) also sets forth a list of each of Borrower's officers, directors, employees, consultants and independent contractors who provided material assistance to Borrower in connection with, or who otherwise may have a claim to ownership of, any of Borrower's patents, copyrights or other related rights, and who are not party to a Work-for-Hire Agreement with Borrower.

(e) Except as set forth on Schedule 3.16(e), the conduct of Borrower's business as currently conducted does not, in any material respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned and controlled by any third party.

(f) Except as set forth on Schedule 3.16(f), (i) to Borrower's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by or licensed to or by Borrower, and (ii) no claims alleging a third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or licensed to or by Borrower have been made against a third party by Borrower or, to Borrower's knowledge, the licensor of any Intellectual Property licensed by Borrower.

3.17     Taxes.

          (a) Except as otherwise disclosed on Schedule 3.17(a):

               (i) all Tax Returns due to have been filed through the date hereof in accordance with any applicable Law have been duly filed and are correct and complete;

               (ii) all Taxes, deposits or other payments for which Borrower may have any liability through the date hereof (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Borrower;

               (iii) the amounts so paid on or before the date hereof, together with any amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable) on the books of Borrower, will be adequate based on the tax rates, applicable laws and regulations in effect on the date hereof to satisfy all material liabilities for Taxes of Borrower in any jurisdiction through June 19, 2007 including Taxes accruable upon income earned through each Closing;

               (iv) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed;

               (v) all deficiencies asserted as a result of any examination of Tax Return have been paid in full, accrued on the books of Borrower, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined;

               (vi) no claims have been asserted and no proposals or
                    deficiencies for any Taxes are being asserted, proposed or threatened, and no audit or investigation of any Tax Return is currently underway, pending or threatened;

               (vii) no claim has ever been made by any Governmental Entity in a jurisdiction where Borrower does not file Tax Returns and where it is or may be subject to taxation;

               (viii) in all material respects, Borrower has withheld and paid all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

               (ix) there are no outstanding waivers or agreements by Borrower for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Borrower or any other matter pending between Borrower and any taxing authority;

               (x) there are no Liens for Taxes other than Liens for Taxes which are not yet due and payable, nor are there any Liens which are pending or threatened;

               (xi) Borrower has not been a member of an affiliated group filing a consolidated federal income tax return;

               (xii) neither Borrower nor Lender, as a consequence of Borrower's actions prior to any Closing Date, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be paid in the future; and

               (xiii) Borrower does not have any liability for the Taxes of any
                    Person (other than for itself) under Treasury Regulation
                    Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (b) Borrower has delivered to Lenders true and complete copies of all income Tax Returns (together with any agent's reports and any accountants' work papers) relating to its operations for the years for which Tax Returns are due to have been filed.

3.18     Insurance.

(a) Schedule 3.18(a) sets forth a list of all insurance policies maintained by or for the benefit of Borrower or its directors, officers, employees, agents or independent contractors.

(b) Except as set forth on Schedule 3.18(b), with respect to each insurance policy maintained by Borrower: (i) such policy is in full force and effect, and is legal, valid, binding and enforceable as to Borrower and the other party or parties thereto; (ii) subject to the rights of other parties thereto to terminate, such policy will continue to be legal, valid, binding, enforceable and in full force and effect on substantially identical terms on each Closing Date (iii) neither Borrower nor, to Borrower's knowledge, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default by Borrower, or to Borrower's knowledge, a breach or default by the other party to the policy or permit termination, modification or acceleration under the policy;
(iv) no party to the policy has repudiated any provision thereof in writing, and
(v) Borrower has not received any written notice that any insurer under the policy intends to exercise any termination right or fail to renew such policy.

(c) Except as set forth on Schedule 3.18(c), Borrower has been covered during the three (3) year period preceding the date hereof by insurance in type, scope and amount which (i) meets the minimum requirements of any Contract to which Borrower is a party and (ii) is customary and commercially reasonable for the business(es) in which Borrower has engaged during such period.

3.19     Financial Controls.

(a) Borrower has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) No employee of Borrower who serves in an accountancy or a financial management capacity with Borrower has been convicted of theft, embezzlement, fraud, or any other crime which is considered to be a felony.

(c) Borrower has made available to Lenders any written reports that Borrower has received from its public accounting firm since January 1, 2002, regarding critical accounting policies and practices, or alternative treatments of financial information within GAAP that have been discussed with management of Borrower, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such public accounting firm.

3.20 Compliance with Laws. Except as set forth on Schedule 3.20, Borrower is in compliance with all Laws, and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and Borrower has not received written notification that has not lapsed, been withdrawn or abandoned by any Governmental Entity (i) asserting a material violation or possible violation of any such Law, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) materially restricting or in any material way limiting its operations. Borrower is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and has not received any written communication requesting that it enter into any of the foregoing.

3.21 Real Property. Borrower does not own, of record or beneficially, any right, title or interest in any real property (including any easement, license or right-of-way) or any asset consisting of realty, including appurtenances, improvements or fixtures, nor has it previously owned, any right, title or interest in any real property, other than leasehold interests with respect to the Leased Real Property pursuant to those leases set forth on Schedule 3.21. Borrower is not a fiduciary as to any real property and no purchase of real property has been effected by or through Borrower by any separate account or commingled fund.

3.22 Accounts Receivable. All of the accounts receivable of Borrower shown on the balance sheets included in the Borrower Financial Statements, or arising thereafter, arose in the ordinary course of business. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Borrower which is consistent with past practice and in accordance with GAAP (applied on a consistent basis throughout the period involved).

3.23     Employees; Employment Agreements.

(a) Schedule 3.23(a) sets forth a true and complete list of (i) all of the employees (whether full-time or part-time), (ii) independent contractors, (iii) consultants, and (iv) other service providers of Borrower as of the date hereof, specifying their position, annual salary or hourly wage or other service fee, date of hire or other service commencement date.

(b) Except as set forth on Schedule 3.23(b), Borrower is not a party to or bound by any employment agreement or other arrangement for services, including with respect to a Person acting as a consultant, independent contractor or otherwise. Borrower has provided to Lender true, correct and complete copies of each such agreement or arrangement that is written, and, other than with respect to common law employment-at-will arrangements, no such agreement or arrangement exists which is not written.

(c) Except as set forth on Schedule 3.23(c), Borrower does not have any agreement providing for severance payments to terminated employees and Borrower has not made any verbal commitments to any officer, employee, former employee, consultant, independent contractor or other service provider of Borrower with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby or otherwise.

(d) Except as set forth on Schedule 3.23(d) and any Contracts being executed in connection with this Agreement, Borrower does not have any Contract obligating it with respect to payments or other rights upon any change in control of Borrower or the transactions contemplated hereby.

3.24 Labor Relations. Borrower is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and except as set forth on Schedule 3.24 there are no internal complaints by or on behalf of employees in regard to any of the foregoing. Except as set forth on Schedule 3.24, Borrower is not currently, and has not in the past been, a party to an arrangement for services from a professional employer organization. Borrower is not engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to Borrower's knowledge, threatened against Borrower before the National Labor Relations Board. Borrower is not a party to, and is not bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Borrower pending or, to its knowledge, threatened, nor is Borrower aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.25     Benefit Plans.

     (a) Schedule 3.25(a) sets forth a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by Borrower. Any special tax status enjoyed by such plan is noted on such schedule.

     (b) Except as set forth on Schedule 3.25(b):

               (i) with respect to each Benefit Plan identified on Schedule 3.25(a), Borrower has heretofore delivered or made available to Lenders true and complete copies of the plan documents, any amendments thereto, the summary plan description and any amendments thereto (or, if the plan is not written, a written description thereof), as reasonably requested by a Lender;

               (ii) Borrower's records accurately reflect its employees'
                    employment histories, including their hours of service and all such data is maintained in a usable form;

               (iii) no Benefit Plan or ERISA Affiliate Plan is or was at any
                    time subject to Title IV of ERISA, Section 302 of ERISA or
                    Section 412 of the Code;

               (iv) no Benefit Plan or ERISA Affiliate Plan is or was at any
                    time a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA;

               (v) Borrower has not incurred, and, to Borrower's knowledge, no facts exist which reasonably could be expected to result in, liability to Borrower as a result of a termination with respect to a Benefit Plan or an ERISA Affiliate Plan;

               (vi) no insurance policy or contract maintained in connection with a Benefit Plan provides for a termination fee or penalty upon termination of the policy or contract;

               (vii) each Benefit Plan has been established, registered,
                    qualified, invested, operated and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and all applicable Laws;

               (viii) Borrower has not incurred, and no facts exist which reasonably could be expected to result in any liability to Borrower with respect to any Benefit Plan or any ERISA Affiliate Plan, including any liability, tax, penalty or fee under ERISA, the Code or any applicable Law (other than to pay premiums, contributions or benefits in the ordinary course);

               (ix) each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is the subject of a favorable Internal Revenue Service determination, opinion or notification letter indicating that it is so qualified, and each trust maintained under such a Benefit Plan intended to be exempt from taxation under Section 501(a) of the Code has received a favorable Internal Revenue Service determination, opinion or notification letter indicating that it is so tax-exempt, and no fact or circumstance exists that could adversely affect the qualified status of such a Benefit Plan or the tax-exempt status of such a trust;

               (x) there is no pending or threatened complaint, claim (other than routine claims for benefits), proceeding, examination, audit, investigation or other proceeding or action of any kind in or before any court, tribunal or governmental agency with respect to any Benefit Plan and there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Benefit Plan required to be registered;

               (xi) no assets of any Benefit Plan are or at any time have been invested in common stock of Borrower; and

               (xii) Schedule 3.25(b) contains the name of each individual currently receiving or entitled to receive continuation coverage under any Benefit Plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

3.26     Environmental.

(a) Borrower is and at all times has been in compliance with all Environmental Laws. Borrower has not received any written communication alleging that it is not in such compliance, and there are no circumstances that would prevent or interfere with the continuation of such compliance.

(b) There are no pending Environmental Claims, Borrower has not received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Borrower, (ii) any Person whose liability for any Environmental Claim that Borrower has or may have retained or assumed, either contractually or by operation of law, or (iii) any real or personal property owned or leased by Borrower, or any real or personal property which Borrower has or is judged to have managed or supervised. Borrower is not subject to any agreement, order, judgment, decree or memorandum by or with any court, regulatory agency, other Governmental Entity or third party imposing any liability under any Environmental Laws.

(c) Borrower is in compliance with all recommendations contained in any environmental audits, analyses and surveys received by Borrower relating to all real and personal property owned, operated or leased by Borrower.

(d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of liability arising under any Environmental Laws, against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed, either contractually or by operation of Law.

(e) No remediation, removal or cleanup of any Hazardous Substances is being conducted or has been conducted at any time in the past, in connection with or associated with, the operations or activities of Borrower or any real or personal property at any time owned, operated or leased by Borrower; provided, however, that, with respect to any time period other than when Borrower owned, operated or leased such real or personal property, the representations and warranties of this Section 3.26(e) are made to the knowledge of Borrower.

(f) Hazardous Substances are not and have not been at any time in the past, generated, used, stored, treated, or disposed of in connection with or associated with the operations or activities of Borrower or any real or personal property at any time owned, operated or leased by Borrower in any case that could reasonably be expected to require remediation under applicable Environmental Laws or otherwise result in liability to Borrower; provided, however, that, with respect to any time period other than when Borrower owned, operated or leased such real or personal property, the representations and warranties of this Section 3.26(f) are made to the knowledge of Borrower.

(g) No underground or aboveground storage tanks, solid waste management units, landfills or other waste disposal areas, dikes or impoundments of any kind are located at, on or under any real or personal property at any time owned, operated or leased by Borrower.

(h) There are no (i) friable asbestos-containing materials, (ii) lead-based paint, (iii) polychlorinated biphenyls or (iv) mold or fungi in quantities and of a character (A) for which investigation or remedial actions would be reasonably required, (B) for which investigation or remedial action has been recommended or undertaken by environmental professionals on behalf of Borrower or (C) that have been the subject of written, or to the knowledge of Borrower, any other, claim, complaint, allegation, or inquiry made to Borrower present on, in or at any real or personal property at any time owned, operated or leased by Borrower.

3.27 State Takeover Laws; Certificate of Incorporation. Borrower has taken all necessary action to exempt this Agreement and the transactions contemplated hereby (including, without limitation, the issuance of the Conversion Shares upon conversion of the Notes) from, and this Agreement and the transactions contemplated hereby (including, without limitation, the issuance of the Conversion Shares upon conversion of the Notes) are exempt from, (a) any applicable state takeover laws, including, without limitation, the provisions of the NCL, (b) any applicable takeover provisions in Borrower's Certificate of Incorporation or bylaws, and (c) except as set forth on Schedule 3.27, any change of control or other takeover provisions set forth in any Contract to which Borrower is a party or may be bound.

3.28 Offering Exemption. Subject in part to the truth and accuracy of each Lender's representations set forth in Section 4.2 hereof, the offer, sale and issuance of the Notes is exempt from the registration requirements of the Securities Act and under applicable state securities and "blue sky" laws, as currently in effect and, neither Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.29 Certain Business Practices. Neither Borrower nor any director, officer, agent or employee of Borrower has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

3.30     U.S. Small Business Administration.

(a) Borrower, together with its affiliates (as that term is defined in Title 13, Code of Federal Regulations, 121,103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SBIA"), and the regulations thereunder, including title 13, Code of Federal Regulations, 121.301(c). The information set forth in SBA Forms 480, 652 and 1031 regarding Borrower and its affiliates, when delivered to Lenders will be accurate and complete. Copies of such forms have been completed and executed by Borrower and delivered to Lenders on or before the date hereof.

(b) No portion of the proceeds from the Loan will be used by Borrower (i) to provide capital to a corporation licensed under the SBIA, (ii) outside the United States (except (A) to acquire abroad materials and industrial property rights for a United States domestic operation or (B) for transfer to a controlled foreign subsidiary of Borrower, so long as at least fifty-one percent (51%) of Borrower's assets and activities will remain within the United States) or (iii) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case within the meaning of 13 C.F.R. 107.720.

(c) Borrower's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase of or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair.

(d) If Borrower breaches the representations in subsections 3.30(b) or (c) above in any material respect, then in addition to all other remedies available to Lenders, Lenders may demand that Borrower immediately repurchase all of the Notes acquired by Lenders hereunder. The purchase price of the Notes shall be the outstanding principal and all accrued interest then remaining unpaid.

(e) On or before the date of this Agreement, and, in any event, prior to the First Closing, Borrower shall have delivered to Lenders duplicate originals of
(i) an executed copy of SBA Forms 480 Size Status Declaration, (ii) an executed copy of SBA Form 652 Assurance of Compliance for Nondiscrimination, and (iii) the information needed to complete Part A and Part B of SBA Form 1031 Portfolio Financing Report. 3.31 Full Disclosure. None of the representations and warranties furnished by or on behalf of Borrower to Lender in writing pursuant to this Agreement or any information contained in the Schedules thereto referred to in this Agreement, contains any untrue statement of a material fact and, does not omit to state any material fact required or necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF LENDERS

         Each of the Lenders hereby represents and warrants to Borrower, severally but not jointly, as follows as of the First Closing Date and AirWorks or RS Properties, as the case may be, represents and warrants to Borrower, severally but not jointly, as follows as of each Subsequent Closing Date:

4.1 Power; Authority; Due Execution. Such Lender has the right, power and capacity to execute and deliver this Agreement and any other agreement entered into in connection with this Agreement and to perform its obligations under this Agreement and any other agreement entered into in connection with this Agreement to which it is a party to and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other agreement entered into in connection with this Agreement by such Lender and the performance by such Lender of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized and approved by such Lender. This Agreement has been, and any other agreement entered into in connection with this Agreement will be as of the applicable Closing Date, duly executed and delivered by such Lender and do or will, as the case may be, constitute the valid and binding agreement of such Lender, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

4.2      Investment Representations.

(a) Such Lender represents and warrants that the Note issued to it is being acquired for investment only for its own account and not with a view to the sale or distribution of any part thereof, except to the extent that it serves as a nominee for a limited number of "accredited investors," as that term is defined in Rule 501 of Regulation D as promulgated by the SEC pursuant to the Securities Act.

(b) Such Lender understands that the Note issued to it has not been registered under the Securities Act or any state securities laws on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act and applicable state securities laws, and that Borrower's reliance on such exemption is predicated in part on such Lender's representations set forth herein.

(c) Such Lender recognizes that the investment in the Note issued to it involves a special risk, and represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note issued to it, and has the ability to bear the economic risks of its investment. Prior to making a decision to enter into this Agreement, such Lender was provided the opportunity to ask questions of, and receive answers from, the executive officers of Borrower concerning Borrower, and to obtain from Borrower information requested from Borrower. Based on the materials provided by Borrower in response to due diligence requests, such Lender has conducted an investigation to its satisfaction of the investment in the Note issued to it and has received all information requested from Borrower it considers necessary or appropriate for deciding whether to purchase the Note issued to it; provided, however, that no investigation conducted by such Lender shall be deemed to release Borrower in any manner whatsoever from any breach of a representation or warranty contained in this Agreement. On the basis of the foregoing, and on the basis of the representations, warranties and covenants of Borrower contained in this Agreement and the other documents and instruments delivered in connection herewith, such Lender acknowledges that it has, individually or through advisers, such knowledge or experience in financial, tax and business matters to enable it to understand and evaluate the merits and risks associated with an investment in the Note issued to it.

(d) Such Lender understands that each certificate representing the Note or the shares into which the Note is convertible will be endorsed with the following legend:

          "THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE
          SECURITIES ACT OF 1933, ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

(e) Such Lender and the persons for which it acts as nominee are "accredited investors" within the meaning of Rule 501(a) of Regulation D of the SEC.

(f) Such Lender is financially able to hold the Note issued to it for long-term investment, believes that the nature and amount of the Note issued to it are consistent with its overall investment program and financial position, and recognizes that there are substantial risks associated with the acquisition of the Note issued to it.

4.3 No Public Market. Each Lender understands that no public market exists for the Notes and there is no assurance that a public market will ever exist for the Notes.

4.4 Non-Contravention. Neither the execution and delivery of this Agreement by Lenders nor the consummation of the transactions contemplated hereby does or would, after the giving of notice or the lapse of time or both, (a) conflict with, result in a breach of, constitute a default under, or violate the organic documents of such Lender, or (b) conflict with, result in a breach of, constitute a default under, or violate any Law applicable to such Lender, except as would not otherwise have a Material Adverse Effect on such Lender.

4.5 No Consents. No permit, consent, approval, novation, authorization or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and consummation of this Agreement by such Lender and the actions of such Lender contemplated hereby, other than what may be required as a result of any facts or circumstances relating solely to Borrower.

                                   ARTICLE V

                        CERTAIN COVENANTS AND AGREEMENTS

5.1 Review of Operations. Each Lender may, so long as any amount is outstanding under the Note issued to it, directly or through its representatives, review, during normal business hours and upon reasonable notice to Borrower, the premises and books and records of Borrower to the extent it deems necessary or advisable to familiarize itself with such premises and other matters; such review, and the reviews made by such Lender or its representatives prior to the date of this Agreement, shall not, however, affect the representations and warranties made by Borrower in this Agreement or the remedies of such Lender for breaches of those representations and warranties.

5.2      Confidentiality.

(a) Between the date hereof and the Maturity Date, Lenders and Borrower will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Lenders and Borrower to maintain in confidence, all information provided in connection herewith, whether written or oral, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (iii) the furnishing or use of such information is otherwise required by Law.

(b) Notwithstanding anything set forth in this Agreement to the contrary (including the confidentiality obligations set forth in this Section 5.2), or in any other agreement executed in connection herewith, Borrower and Lenders (and any directors, officers, employees, agents or advisors of either of Borrower or Lenders), are hereby expressly authorized to disclose the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation ss.ss.1.6011-4(c)(8) and (9), respectively) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Persons relating to such "tax treatment" or "tax structure" of the transactions contemplated hereby; provided, however, that (i) such disclosure shall not be made until the earliest of (A) the date of the public announcement of discussions relating to such transactions, (B) the date of the public announcement of such transactions, or (C) the date of the execution of this Agreement, and (ii) this provision shall not permit disclosure to the extent that nondisclosure is required to comply with any applicable federal or state securities laws.

5.3 Conduct of Business. Except with the prior written consent of AirWorks, Borrower shall not:

(a) conduct its business other than in the ordinary and usual course, or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees, business associates and any independent contractors associated with it, or take any action reasonably likely to have an adverse affect upon the its ability to perform any of its obligations under this Agreement, or engage in any new lines of business;

(b) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any (i) additional shares of capital stock, other than upon exercise of outstanding options and warrants or other outstanding convertible securities, or (ii) securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (including stock appreciation rights and all similar derivative rights), or enter into any agreement with respect to the foregoing;

(c) except as permitted by Section 5.3(g), permit any additional shares of its capital stock to become subject to new grants of employee or director stock options, options, calls or commitments, or similar rights;

(d) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock;

(e) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

(f) enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary, pay or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, or (iii) for employment or other arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice and after prior consultation with AirWorks;

(g) enter into, establish, adopt or amend (except as may be required by applicable law or for employment or other arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice and after prior consultation with AirWorks) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any of its directors, officers or employees, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

(h) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, business or properties other than in the ordinary course of business;

(i) acquire any assets, business, securities or properties of any other entity other than in the ordinary course of business;

(j) amend its Certificate of Incorporation or bylaws;

(k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP and after notifying AirWorks of any such required change;

(l) enter into or terminate any Material Contract or amend or modify any of its existing Material Contracts, other than in the ordinary course of business consistent with past practice, with the exception of any bulk orders for Borrower's products upon AirWorks' consent, such consent not to be unreasonably withheld;

(m) settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages to be paid by Borrower in an amount, individually and in the aggregate for all such settlements, not more than Ten Thousand Dollars ($10,000.00) and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements;

(n) take any action that is intended or reasonably likely to (i) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (excluding any materiality provision relating thereto) at any time at or prior to the last Closing Date, (ii) result in any of the conditions to the transaction set forth in Article VI not being satisfied, or (iii) result in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation;

(o) incur any indebtedness (including indebtedness relating to acquisitions of its Common Stock) other than as contemplated hereby or in the ordinary course of business in excess of Ten Thousand Dollars ($10,000.00) in the aggregate;

(p) settle, modify or forgive any indebtedness for borrowed money owed to it (including indebtedness relating to acquisitions of its Common Stock);

(q) enter into any sale/lease back, synthetic lease, receivables financing or other transaction however entitled which would or could be excluded from its balance sheet prepared in accordance with GAAP;

(r) solicit or encourage inquires or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Borrower, or any merger or other business combination with Borrower, other than as contemplated by this Agreement;

(s) issue or authorize the issuance of stock options under the Option Plan; or

(t) agree, commit to or enter into any agreement to take any of the actions referred to in this Section 5.3.

In connection with Borrower's continued operation of its business between the date hereof and the date on which no amounts due under the Notes are outstanding, Borrower will confer in good faith on a regular basis with one (1) or more representatives of AirWorks designated to Borrower regarding operational matters and the general status of ongoing operations. Borrower acknowledges that Lenders do not and will not waive any rights it may have under this Agreement as a result of such consultations.

5.4 Supplements to Schedules. From time to time, but in no event less than every ninety (90) days, until the date on which no amounts due under the Notes are outstanding, Borrower shall supplement or amend the Schedules that it has delivered with respect to any matter first existing or occurring following the date hereof that (a) if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules, or (b) is necessary to correct any information in the Schedules that has been rendered inaccurate thereby. No supplement or amendment to any Schedule shall have any effect for the purpose of determining satisfaction of the conditions to closing set forth in Section 6.2 or otherwise.

5.5 Authorization and Reservation of Common Stock. It is the intent of Lenders and Borrower that, upon issuance, the shares of Common Stock issuable to AirWorks and RS Properties upon conversion of the AirWorks Note and the RS Properties Note in full, assuming the entire $17,300,000 amount is advanced by AirWorks and RS Properties, (the "AirWorks and RS Properties Notes Shares") will represent, on an as-converted, fully-diluted basis (taking into account, without limitation, all potentially dilutive securities which are outstanding, authorized by Borrower, or otherwise required to be issued, as of the First Closing Date, and assuming that all outstanding options, warrants and other rights for the purchase of capital stock of Borrower shall have been exercised, and all outstanding shares of all series of Borrower's preferred stock, if any, have been converted into Common Stock), no less than 93.3% of the outstanding capital stock of Borrower. As soon as reasonably practicable following the First Closing Date, Borrower shall take such action as is necessary to authorize and reserve a number of shares of Common Stock sufficient to permit Lenders to convert the Notes in whole. Accordingly, without limiting the generality of the foregoing, Lenders and Borrower agree that if at any time after the First Closing Date it is determined that the AirWorks and RS Properties Notes Shares will not, or did not represent, on an as-converted, fully-diluted basis at least 93.3% of the outstanding capital stock of Borrower, Lenders and Borrower will take all such action as is necessary for Borrower to authorize and reserve, and Borrower shall authorize and reserve for Lenders, such additional shares of its Common Stock as are necessary for AirWorks and RS Properties to hold, beneficially and of record, at least 93.3% of the outstanding capital stock of Borrower on an as-converted, fully-diluted basis upon conversion of their respective Notes in whole.

5.6      Expansion of Board of Directors; Observer.

(a) From and after the First Closing Date, Borrower shall take all such actions as are necessary to ensure that AirWorks and RS Properties have the right to designate a majority of the members of the board of directors of Borrower, including increasing the number of members of Borrower's board of directors and electing AirWorks' and RS Properties' designees to fill all such vacancies, if necessary.

(b) For so long as a Lender owns any portion of the Notes or any Conversion Shares, such Lender shall have the right to have one representative present at all meetings of the Borrower's board of directors and committees of the Borrower's board of directors as an observer.

5.7 Publicity. Except as otherwise required by Law as advised by counsel, neither Lenders nor Borrower shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other party to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld.

5.8      Expenses.

(a) Except as set forth in Section 5.8(b), Borrower and each of the Lenders shall be responsible for all of its respective costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b) Borrower shall pay all reasonable out-of-pocket expenses of Lenders relating to the negotiation and execution of the Transaction Documents and the closing of the transactions contemplated thereby, including, without limitation, the fees, charges, expenses and disbursements of Paul, Hastings, Janofsky & Walker LLP and Kilpatrick Stockton LLP, legal counsel to AirWorks, upon the First Closing.

5.9 Cooperation. Lenders and Borrower shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, their respective commercially reasonable efforts to obtain, prior to each Closing Date, all consents and approvals of Persons, including Governmental Entities, as are necessary for consummation of the transactions contemplated by this Agreement with respect to such Closing Date and to fulfill the applicable conditions to closing.

5.10 Notification of Certain Matters. Borrower shall give prompt notice to Lenders, and each Lender shall give prompt notice to Borrower, of (a) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate and (b) any failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice (including, any condition to closing).

5.11     SBIA Regulatory Compliance.

(a) Within seventy-five (75) days after the date hereof, Borrower shall provide to Lenders a certificate of Borrower's chief financial office and chief executive officer (a) verifying (and describing in reasonable detail) the use of the proceeds of the Lenders' financing hereunder to such date and (b) certifying compliance by Borrower with the provisions of this Section 5.11. In addition to any other rights granted hereunder, Borrower shall at all times provide Lenders and the SBA access to Borrower's books and records for the purposes of, without limitation, verifying the use of the proceeds of Lenders' financing and for all other purposes required by the SBA.

(b) Promptly after the end of each of Borrower's fiscal years (but in any event prior to February 28 of each calendar year) during which any amounts under the Loan are outstanding, Borrower shall provide to Lenders a written assessment, in form and substance reasonably satisfactory to Lenders of the economic impact of Lenders' financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on Borrower's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms.

(c) Upon the request of Lenders for so long as any amounts under the Notes are outstanding, Borrower will (i) provide to Lenders such financial statements and other information as Lenders may from time to time reasonably request for the purpose of assessing Borrower's financial condition and (ii) furnish to Lenders all information reasonable requested by them in order for them to prepare and file SBA Form 468 and any other documents, forms or information reasonably requested or required by any Governmental Entity asserting jurisdiction over Lenders.

(d) For a period of one year following the date of this Agreement, neither Borrower nor any of its subsidiaries will change its business activity if such change would render Borrower ineligible to receive financial assistance from a Small Business Investment Company under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. 107.720). If Borrower breaches this covenant, then, in addition to all other remedies available to Lenders, Lenders may demand that Borrower immediately repurchase all Notes acquired by Lenders. The purchase price of the Notes shall be the outstanding principal and all accrued interest then remaining unpaid.

5.12 Use of Proceeds. Borrower shall use the proceeds of the First Tranche as follows:

(a) to repay in full all debt owed by Borrower to FKA Distributing Co.;

(b) to repay in full all debt owed by Borrower to Cornell Capital Partners, L.P.;

(c) to pay all legal fees, charges, expenses and disbursements of Paul, Hastings, Janofsky & Walker LLP and Kilpatrick Stockton LLP that were incurred as a result of their legal representation of AirWorks;

(d) to pay all legal fees, charges, expenses and disbursements of Kirkpatrick & Lockhart Preston Gates Ellis LLP;

(e) to pay all fees, charges, expenses and disbursements of the Maxim Group LLC related to the preparation and delivery of the Fairness Opinion;

(f) to reimburse Richard E. Perlman for expenses of the Borrower that were paid by Richard E. Perlman on the Borrower's behalf;

(g) to pay that portion of the broker's fees due to The Wall Street Group upon the First Closing; and

(h) for working capital of the Borrower's business.

5.13 Key-Man Life Insurance. Upon receipt of written request from Lenders, Borrower shall acquire a term life insurance policy with a reasonable coverage amount for key employees identified by Lenders. Each such insurance policy shall be issued by an insurance carrier that maintains an A.M. Best Rating of "B++" or better and shall name Borrower as the beneficiary of such policy.

5.14 Further Assurances. From and after each Closing Date, Lenders and Borrower agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreement or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further things necessary to carry out the purpose and intent of this Agreement.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions to Lenders' and Borrower's Obligations. The obligations of each Lender and Borrower to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to (i) the First Closing Date of the following conditions unless waived by such Lender and by Borrower and (ii) each Subsequent Closing Date of the following conditions unless waived by AirWorks or RS Properties, as the case may be, and by Borrower.

(a) All approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(b) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

6.2 Conditions to Obligations of Lenders. The obligations of each Lender to effect the transactions contemplated hereby are subject to the satisfaction on or prior to (i) the First Closing Date (unless otherwise specified below) of the following conditions, unless waived by such Lender and (ii) each Subsequent Closing Date (unless otherwise specified below) of the following conditions, unless waived by AirWorks or RS Properties, as the case may be.

(a) Borrower shall have taken all action necessary to authorize the issuance and sale to Lenders of the Notes.

(b) Lenders shall have received an opinion, dated the First Closing Date, of Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel to Borrower, in substantially the form attached hereto as Exhibit F (the "Borrower Counsel Opinion").

(c) Lenders shall have received an opinion, dated the First Closing Date, of Burton, Bartlett & Glogovac, Nevada counsel to Borrower, in substantially the form attached hereto as Exhibit G (the "Nevada Opinion").

(d) (i) The representations and warranties of Borrower set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the date of this Agreement and as if made at and as of each Closing Date (except where such representations and warranties are made expressly as of a specific date), (ii) Borrower shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to each Closing Date, (iii) since the date of this Agreement, there shall have been no changes in the condition (financial or otherwise), business, employees, operations, obligations or liabilities of Borrower which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect on Borrower, and (iv) Lenders shall have received a certificate signed an authorized officer of Borrower as of each Closing Date to such effect (each such certificate being a "Borrower Officer's Certificate").

(e) All consents and approvals of third parties required to consummate the transactions contemplated hereby and for Lenders to operate the business of Borrower as contemplated herein after the each Closing, shall have been obtained.

(f) Prior to the First Closing Date, Borrower shall have received an opinion of an independent financial advisor, reasonably acceptable to Lenders, to the effect that, as of the date of such opinion, the terms of the transactions contemplated by this Agreement, including, without limitation, the terms of the Notes and the conversion of the Notes into the number shares of Common Stock into which the Notes would be convertible if the entire $18,159,000 amount is advanced by the Lenders, are fair to Borrower and its stockholders from a financial point of view, and a copy of such opinion shall have been delivered to Lenders (the "Fairness Opinion").

(g) Borrower shall have entered into confidentiality agreements, in such form as is acceptable to Lenders in their reasonable discretion, with each employee of Borrower.

(h) Borrower shall have delivered, or caused to be delivered, to Lenders each of the documents set forth in Sections 2.4(a) and 2.5(a), as applicable.

(i) With respect to the First Closing only, each Lender shall have funded the amounts designated to be delivered by such Lender pursuant to Section 2.1(a), in accordance with the terms hereof.

6.3 Conditions to Obligations of Borrower. The obligations of Borrower to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the First Closing Date of the following additional conditions unless waived by Borrower.

(a) (i) The representations and warranties of Lenders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the First Closing Date (except where such representations or warranties are made expressly as of a specific date),
(ii) Lenders shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the First Closing Date, and (iii) Borrower shall have received a certificate signed by each Lender to such effect (each, a "Lender Officer's Certificate").

(b) Lenders shall have delivered, or caused to be delivered, to Borrower each of the documents set forth in Sections 2.4(b) and 2.5(b), as applicable.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1 Survival. This Section 7.1 shall survive the last Closing Date. All other representations, warranties, covenants and agreements in the Agreement will survive until the earlier of conversion or payment of the Note in whole, provided that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of the Agreement or any willful or intentional material misstatement or failure to state any item required to be stated therein.

7.2 Entire Agreement; Binding Effect. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants with respect to such subject matter, except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Borrower may not terminate this Agreement prior to the Maturity Date without first obtaining the express written consent of Lender.

7.3 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; provided, however, that Borrower and AirWorks hereby agree that each individual or entity owning a partnership interest in AirWorks shall be considered a third party beneficiary under this Agreement.

7.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among residents of New York made and to be performed entirely within the State of New York, and without regard to the conflicts of law principles as may otherwise be applicable.

7.5 Jurisdiction and Venue; Waiver of Jury Trial. Each party to this Agreement hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of New York County in the State of New York or of the United States of America for the Southern District of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in this Agreement, such service to become effective ten (10) days after such mailing. IF LITIGATION IS BROUGHT TO ENFORCE THIS AGREEMENT, EACH PARTY KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT IT HAS TO A TRIAL BY JURY. THE PARTIES AGREE THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES' ENTERING INTO THIS AGREEMENT.

7.6 Counterparts and Signature by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement for purposes of execution or otherwise, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any notice required thereof.

7.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, delivery by recognized overnight courier (such as FedEx) or upon receipt of confirmation of delivery by facsimile, telecopy, or registered or certified mail, return receipt requested, postage prepaid, addressed:

                  to Lenders:

                           AirWorks Funding LLLP
                           655 Madison Avenue
                           23rd Floor
                           New York, New York  10021
                           Attn:  Richard E. Perlman
                           Telephone:  (212) 223-8633
                           Facsimile:  (212) 888-8133

                  with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street
                           Suite 2400
                           Atlanta, Georgia  30308
                           Attn:  Reinaldo Pascual
                           Telephone:  (404) 815-2227
                           Facsimile:  (404) 685-5227

                  with a copy to:

                           RS Properties I LLC
                           111 Broadway
                           8th Floor
                           New York, New York 10006
                           Attn:  John Lack
                           Telephone:  (212) 542-8201
                           Facsimile:  (212) 542-8212

                  to Borrower:

                           Kronos Advanced Technologies, Inc.
                           494 Common Street, Suite 301
                           Belmont, MA  02478
                           Attn:  Daniel R. Dwight
                           Telephone:  (617) 364-5087
                           Facsimile:  (617) 364-5085
                  with a copy to:

                           Kirkpatrick & Lockhart Preston Gates Ellis LLP Miami Center, 20th Floor
                           201 South Biscayne Blvd.
                           Miami, FL 33131-2399
                           Attn:  Clayton E. Parker
                           Telephone:  (305) 539-3306
                           Facsimile:  (305) 358-7095

7.9 Attorneys' Fees. Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, upon final judgment and expiration of all appeals, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in such litigation or arbitration, which shall be determined by the court or arbitrator, as the case may be.

7.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.11 Amendments; Waivers; Delays or Omissions. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by AirWorks and Borrower. No delay or omission to exercise any right, power or remedy accruing to Borrower or a Lender upon any breach, default or noncompliance of Lenders or Borrower under this Agreement, the Notes or the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of Borrower or Lenders of any breach, default or noncompliance under this Agreement, the Notes or the other Transaction Documents or any waiver on Borrower's or Lenders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, the Notes, the other Transaction Documents, the Certificate of Incorporation or bylaws of Borrower, or otherwise afforded to Borrower and Lenders, shall be cumulative and not alternative. Notwithstanding anything to the contrary contained herein, AirWorks and RS Properties shall have the right, in their sole discretion, to change the respective amounts that may be advanced by them pursuant to the terms of Section 2.1(b); provided, however, that in no event shall AirWorks and RS Properties have the right to contribute in excess of $14,200,000 in the aggregate at all Subsequent Closings.

7.12     Finder's Fees.

(a) Except for The Wall Street Group, which is entitled to receive a fee equal to three percent (3%) of the first Sixteen Million Five Hundred Thousand Dollars ($16,500,000) of the Loan that is actually advanced to the Borrower by the Lenders, Borrower (i) represents and warrants that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Lenders harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other Person (and the costs and expenses of defending against such liability or asserted liability) for which Borrower is responsible. Notwithstanding anything to the contrary contained herein, under no circumstance will the amount paid to The Wall Street Group exceed Four Hundred Ninety-Five Thousand Dollars ($495,000)

(b) Each Lender, severally but not jointly, hereby agrees to indemnify and to hold Borrower harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other Person (and the costs and expenses of defending against such liability or asserted liability) for which such Lender is responsible.

7.13 Assignment. No party hereto may assign any of its rights, duties or obligations hereunder or any part thereof to any other person or entity; provided, however, that AirWorks shall be permitted to freely assign any of its rights, duties or obligations hereunder.

7.14 Independent Nature of Lenders' Obligations. The obligations of each Lender under any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents. The Company hereby confirms that it understands and agrees that the Lenders are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act.

7.15 Construction. Borrower and each of the Lenders have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Borrower and Lender and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, Borrower and Lenders have each executed and delivered this Agreement as of the day and year first above written.

LENDERS:


AirWorks Funding LLLP                                        Sands Brothers Venture Capital LLC

By:  Compass Partners, LLC, its general partner

By:    /s/ Richard E. Perlman                                  By:  /s/ Scott A Baily
       ---------------------------------                            ----------------------------------
Name:  Richard E. Perlman                                    Name:  Scott A. Baily
Title: President                                            Title:  COO
Sands Brothers Venture Capital II LLC                        Sands Brothers Venture Capital III LLC

By:    /s/ Scott A Baily                                     By:    /s/ Scott A Baily
       ---------------------------------                            ----------------------------------
Name:  Scott A. Baily                                        Name:  Scott A. Baily
Title: COO                                                  Title:  COO
Sands Brothers Venture Capital IV LLC                        Critical Capital Growth Fund, L.P.

                                                             By:  Critical Capital, L.P., its general partner
By:    /s/ Scott A Baily
       -----------------
Name:  Scott A. Baily                                        By:  Critical Capital Corporation, its general partner
Title: COO
                                                             By:    /s/ Steven B. Sands
                                                                    -----------------------------------
                                                             Name:  Steven B. Sands
                                                             Title: Chairman

                                                             By:    /s/ Charlie L. Robinson
                                                                    -----------------------------------
                                                             Name:  Charles L. Robinson
                                                             Title: President

RS Properties I LLC

By:    /s/ John Lack
       -------------
Name:  John Lack
Title: Manager
BORROWER:

Kronos Advanced Technologies, Inc.

By: /s/ Richard F. Tusing
    ------------------------
Name:   Richard F. Tusing
Title:  COO

                                    EXHIBITS


         Exhibit A..........................Form of Voting Agreement
         Exhibit B..........................Form of Registration Rights
                                            Agreement
         Exhibit C..........................Form of Letter Agreements
         Exhibit D..........................Form of Security Agreement
         Exhibit E..........................Form of Patent Security Agreement
         Exhibit F..........................Form of Borrower Counsel Opinion
         Exhibit G..........................Form of Nevada Opinion

                                    SCHEDULES

         Schedule 3.1.......................Foreign Qualification
         Schedule 3.2(a)....................Capital Stock
         Schedule 3.2(b)                    Options, Warrants and Rights to
                                            Acquire Capital Stock
         Schedule 3.5.......................Non-Contravention
         Schedule 3.6.......................Borrower Reports
         Schedule 3.8.......................Undisclosed Liabilities
         Schedule 3.11......................Liens
         Schedule 3.12(a)...................List of Material Contracts
         Schedule 3.12(b)...................Exceptions to Material Contracts
         Schedule 3.13......................Consents
         Schedule 3.14......................Related Party Transactions
         Schedule 3.15......................Litigation
         Schedule 3.16(a)...................List of Intellectual Property
         Schedule 3.16(b)...................Intellectual Property Licenses
         Schedule 3.16(d)...................Confidentiality Agreements
         Schedule 3.16(e)...................Intellectual Property Infringement
         Schedule 3.16(f)...................Third Party Intellectual Property
                                            Infringement
         Schedule 3.17(a)...................Taxes
         Schedule 3.18(a)...................Insurance Policies
         Schedule 3.18(b)...................Exceptions to Insurance Policies
         Schedule 3.18(c)...................Insurance Policy Coverage Exceptions
         Schedule 3.20......................Compliance with Laws
         Schedule 3.21......................Leased Real Property
         Schedule 3.23(a)...................Employees
         Schedule 3.23(b)...................Employment Agreements
         Schedule 3.23(c)...................Severance Agreements
         Schedule 3.23(d)...................Change of Control Agreements
         Schedule 3.24......................Labor Relations
         Schedule 3.25(a)...................List of Benefit Plans
         Schedule 3.25(b)...................Exceptions to Benefit Plans
         Schedule 3.27......................Change of Control or Takeover
                                            Provisions

ARTICLE I             DEFINITIONS.........................................1

         1.1      Certain Definitions.....................................1

         1.2      Other Definitions.......................................5

ARTICLE II            AUTHORIZATION; PURCHASE AND SALE; CLOSING...........6

         2.1      Term Loan...............................................6

         2.2      Notes...................................................7

         2.3      Closing.................................................7

         2.4      First Closing Deliveries................................7

         2.5      Subsequent Closing Deliveries...........................9

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BORROWER.........10

         3.1      Organization; Power; Standing..........................10

         3.2      Capitalization.........................................10

         3.3      Authority; Due Execution...............................11

         3.4      Validity of the Notes and the Conversion Shares........11

         3.5      Non-Contravention......................................11

         3.6      Borrower Reports.......................................11

         3.7      Borrower Financial Statements..........................12

         3.8      Absence of Undisclosed Liabilities.....................12

         3.9      Minute Books and Organizational Documents..............12

         3.10     Absence of Certain Changes.............................12

         3.11     Properties; Securities.................................13

         3.12     Material Contracts.....................................13

         3.13     No Consents............................................15

         3.14     Related Party Transactions.............................15

         3.15     Litigation; Regulatory Action..........................15

         3.16     Intellectual Property..................................16

         3.17     Taxes..................................................17

         3.18     Insurance..............................................18

         3.19     Financial Controls.....................................19

         3.20     Compliance with Laws...................................19

         3.21     Real Property..........................................19

         3.22     Accounts Receivable....................................20

         3.23     Employees; Employment Agreements.......................20

         3.24     Labor Relations........................................20

         3.25     Benefit Plans..........................................21

         3.26     Environmental..........................................22

         3.27     State Takeover Laws; Certificate of Incorporation......24

         3.28     Offering Exemption.....................................24

         3.29     Certain Business Practices.............................24

         3.30     U.S. Small Business Administration.....................24

         3.31     Full Disclosure........................................25

ARTICLE IV            25

REPRESENTATIONS AND WARRANTIES OF LENDERS................................25

         4.1      Power; Authority; Due Execution........................25

         4.2      Investment Representations.............................26

         4.3      No Public Market.......................................27

         4.4      Non-Contravention......................................27

         4.5      No Consents............................................27

ARTICLE V             CERTAIN COVENANTS AND AGREEMENTS...................27

         5.1      Review of Operations...................................27

         5.2      Confidentiality........................................27

         5.3      Conduct of Business....................................28

         5.4      Supplements to Schedules...............................30

         5.5      Authorization and Reservation of Common Stock..........30

         5.6      Expansion of Board of Directors; Observer..............31

         5.7      Publicity..............................................31

         5.8      Expenses...............................................31

         5.9      Cooperation............................................31

         5.10     Notification of Certain Matters........................32

         5.11     SBIA Regulatory Compliance.............................32

         5.12     Use of Proceeds........................................33

         5.13     Key-Man Life Insurance.................................33

         5.14     Further Assurances.....................................33

ARTICLE VI            CONDITIONS TO CLOSING..............................33

         6.1      Conditions to Lenders' and Borrower's Obligations......33

         6.2      Conditions to Obligations of Lenders...................34

         6.3      Conditions to Obligations of Borrower..................35

ARTICLE VII           MISCELLANEOUS......................................35

         7.1      Survival...............................................35

         7.2      Entire Agreement; Binding Effect.......................35

         7.3      Third Party Beneficiaries..............................36

         7.4      Governing Law..........................................36

         7.5      Jurisdiction and Venue; Waiver of Jury Trial...........36

         7.6      Counterparts and Signature by Facsimile................36

         7.7      Headings...............................................36

         7.8      Notices................................................36

         7.9      Attorneys' Fees........................................38

         7.10     Severability...........................................38

         7.11     Amendments; Waivers; Delays or Omissions...............38

         7.12     Finder's Fees..........................................38

         7.13     Assignment.............................................39

         7.14     Independent Nature of Lenders' Obligations.............39

         7.15     Construction...........................................39